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                       SECURITIES AND EXCHANCE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


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Date of report (Date of earliest event reported)     OCTOBER 13, 1998
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                     AMERICAN BANKERS INSURANCE GROUP, INC.

               (Exact Name of Registrant as Specified in Charter)


           FLORIDA                         0-9633               59-1985922
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(State or Other Jurisdiction            (Commission           (IRS Employer
     of Incorporation)                  File Number)        Identification No.)


11222 Quail Roost Drive, Miami, Florida                 33157
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(Address of Principal Executive Offices)             (Zip Code)


Registrant's telephone number, including area code (305) 253-2244
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ITEM 5. OTHER EVENTS

     On October 13, 1998, the Company and Cendant entered into an agreement terminating the Cendant Merger Agreement. In connection with the termination, Cendant and the Company have released each other from any claims relating to Cendant's proposed acquisition of the Company and Cendant has made a $400 million cash payment to the Company. As a result of the termination Cendant has terminated the Cendant Offer. A copy of the press release announcing the termination is filed as Exhibit 99.1, and the Settlement Agreement between the Company and Cendant dated October 13, 1998 is filed as Exhibit 99.2

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBIT

Exhibit 99.1 ............... Joint Press Release, dated October 13, 1998, of Cendant and the Company.

Exhibit 99.2 ............... Settlement Agreement, dated as of October 13, 1998, by and among the Company, Cendant and Season
                             Acquisition Corp.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      AMERICAN BANKERS INSURANCE GROUP, INC.


                                      By: /s/ Robert Hill
                                          ------------------------------------
                                          Name: Robert Hill
                                          Title: Principal Accounting Officer

Date: October 15, 1998




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                                 EXHIBIT INDEX

EXHIBIT NO.                            DESCRIPTION
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EXHIBIT 99.1........... JOINT PRESS RELEASE, DATED OCTOBER 13, 1998, OF CENDANT
                        AND THE COMPANY

EXHIBIT 99.2.......... SETTLEMENT AGREEMENT, DATED AS OF OCTOBER 13, 1998, BY
                       AND AMONG THE COMPANY, CENDANT AND SEASON ACQUISITION
                       CORP.